SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2010

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-15943		06-1397316
(Commission File Number)		(IRS Employer Identification No.)

251 Ballardvale Street Wilmington, Massachusetts		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 658-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On April 26, 2010, Charles River Laboratories International, Inc. (“Charles River”) and WuXi PharmaTech (Cayman) Inc. (“WuXi”) entered into an Agreement and Plan of Arrangement (the “Acquisition Agreement”).  The Acquisition Agreement provides that, upon the terms and subject to the conditions set forth in the Acquisition Agreement, Charles River will acquire all of the outstanding ordinary shares of WuXi (the “WuXi Shares”) by way of a scheme of arrangement under Cayman Islands law (the “Scheme”).

In connection with the WuXi shareholders meeting to approve the Scheme, WuXi has prepared a scheme document to be distributed to its shareholders (the “Scheme Document”).

The Scheme Document was furnished by WuXi to the Securities and Exchange Commission (the “SEC”) on Form 6-K (and is available on the SEC’s website at www.sec.gov) and contains certain unaudited prospective financial information of Charles River on a stand-alone, pre-acquisition basis, which was provided by Charles River’s management to WuXi and the respective financial advisors of WuXi and Charles River prior to the signing of the Acquisition Agreement.  This information has not been updated since the time that it was initially prepared and provided to WuXi and the respective financial advisors of WuXi and Charles River.  An excerpt of the Scheme Document containing the unaudited prospective financial information of Charles River is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description
99.1	Charles River Unaudited Prospective Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories, Inc.

Date:	June 25, 2010	By:	/s/ Matthew Daniel
			Name:	Matthew Daniel
			Title:	Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Charles River Unaudited Prospective Financial Information